Exhibit 99.1

Centers for Medicare and Medicaid Services Approves Isoray’s Application for Billing Codes for the Intraoperative Use of Cesium-131

RICHLAND, WASHINGTON – May 12, 2020 – Isoray, Inc. (NYSE American: ISR) today announced that the Centers for Medicare and Medicaid Services (CMS) has approved 64 ICD-10-PCS billing codes used for reimbursement of Cesium-131 (Cesium Blu™) for the hospital in-patient DRG setting. The codes allow hospitals to bill Medicare and other health insurers for specific surgical procedures that would benefit from the addition of Cesium-131. DRG or diagnostic related groups are designed for Medicare and other health insurers to set payment levels for hospital in-patient services.

The 64 ICD-10-PCS codes are important for the growing surgical applications of Cesium-131 in treating a significant range of hard to treat cancers including brain, lung, head and neck, abdominal, breast, gynecological, pelvic, and colorectal cancers. The new codes take effect on October 1, 2020.

Isoray CEO Lori Woods said this is a key development in the use of Isoray’s proprietary isotope. “We view the creation of these new codes as a very positive step forward in promoting patient access to treatment with Cesium-131 and ensuring that hospitals receive fair and adequate reimbursement for providing brachytherapy services with Cesium-131. Isoray is committed to continuing to work with CMS officials, policymakers, health insurers and other stakeholders in the oncology community to promote patient access to brachytherapy with Cesium-131.”

Woods noted that the opportunities presented by the approval of these extensive billing codes come at a time when Isoray is seeing increased awareness and expanded use of Cesium-131 for a variety of hard to treat cancers throughout the body. “We believe that with the growing experiences of our customers in treating difficult to treat cancer tumors with our proprietary isotope, specific coding pathways will support further considerations of the use of Cesium-131 in a hospital in-patient setting,” she said.

Isoray is the world’s only supplier of Cesium-131. Brachytherapy (internal radiation therapy) with Cesium-131 seeds is high energy with a short half-life. Cesium-131’s energy is powerful, allowing it to attack the cancer being treated. Its short half-life means the radiation delivers its treatment dose quickly reducing other issues for the patient that can come from prolonged radiation exposure. Unlike external beam radiation, Cesium-131 internal radiation therapy is able to deliver a precise dosage and placement of Cesium-131 seeds avoiding healthy tissues and organs.

Contact

Media and Public Relations: Sharon Schultz (302) 539-3747

Investor Relations: Mark Levin (501) 255-1910

About Isoray

Isoray, Inc., through its subsidiary, Isoray Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook/isoRay. Follow us on Twitter @Isoray.

Safe Harbor Statement

Statements in this news release about Isoray’s future expectations, including: the advantages of Cesium-131 and receiving billing codes for reimbursement for the “in patient” setting, whether demand for and use of Cesium-131 will occur as anticipated, continued positive industry data fueling renewed interest in brachytherapy patient results, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing Isoray, Inc. of the protections of the safe harbor provisions of the PSLRA.  It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as the extent to which the procedures are performed as “in patient” services, physician acceptance, training and use of our products, whether ongoing patient results are favorable, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, changes in laws and regulations applicable to our products, and other risks detailed from time to time in Isoray’s reports filed with the U.S. Securities Exchange Commission. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.